Exhibit 10.1
U.S. Rare Earths, Inc./
John & Mark Family Limited Partnership
Secured Promissory Note

Notice of Conversion to U.S. Rare Earths, Inc. Shares of Common Stock
in favor of
John & Mark Family Limited Partnership

Notice is hereby given by John & Mark Family Limited Partnership as Holder to U.S. Rare Earths, Inc. Company as Maker of that certain Secured Promissory Note dated June 30, 2013 (“Note”), a copy of which is attached hereto as Exhibit “A” of Holder’s conversion of the entire principal of said Note into shares of the Company’s common stock.

Based on the unpaid principal of $100,000 of the Note as of June 30, 2013, Holder will receive 66,667 shares of the Company Stock which are deemed restricted securities under the Securities Act of 1933.

Company agrees to issue 66,667 shares of its common stock to John & Mark Family Limited Partnership on or before ______________________, 2013.  Upon receipt of the Company Shares described herein by John & Mark Family Limited Partnership, Holder agrees to cancel the Note in its entirety.

Agreed this 22nd day of August, 2013.

HOLDER:	COMPANY:

John & Mark Family Limited Partnership	U.S. Rare Earths, Inc.

By: /s/ John Victor Lattimore Jr.	By: /s/ Kevin Cassidy

Notice of Conversion - Page 1